QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
PEREGRINE SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials:
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Tuesday, September 11, 2001
10:00 a.m.

TO OUR STOCKHOLDERS:

    The 2001 Annual Meeting of Stockholders of Peregrine Systems, Inc. will be held on Tuesday, September 11, 2001, at 10:00 a.m. at our headquarters located at 3811 Valley Centre Drive, San Diego, California 92130. At this meeting, our stockholders will consider and vote upon the following matters:

  1.
  The election of ten directors to serve until the next annual meeting of our stockholders;

  2.
  The ratification of the appointment of Arthur Andersen LLP as our independent public accountants for the fiscal year ending March 31, 2002; and

  3.
  The transaction of other business that may properly come before the meeting or any adjournment thereof.

    Stockholders who owned shares of our stock at the close of business on Tuesday, July 31, 2001 are entitled to attend and vote at the meeting. A complete list of these stockholders will be available during normal business hours for ten days prior to the meeting at our headquarters located at 3611 Valley Centre Drive, San Diego, California 92130. A stockholder may examine the list for any legally valid purpose related to the meeting. The list also will be available during the annual meeting for inspection by any stockholder present at the meeting.

    Whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in the accompanying reply envelope. You also may be able to submit your proxy over the Internet or by telephone. For specific instructions, please refer to the information provided with your proxy card.

                      For the Board of Directors of
                      PEREGRINE SYSTEMS, INC.

                      Richard T. Nelson
                       Secretary

San Diego, California
August 9, 2001

YOUR VOTE IS IMPORTANT.
PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

i

PEREGRINE SYSTEMS, INC.

PROXY STATEMENT FOR THE
2001 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

    The board of directors of Peregrine Systems, Inc., a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2001 Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, September 11, 2001 at our headquarters located at 3811 Valley Centre Drive, San Diego, California 92130.

    This proxy statement contains important information regarding our annual meeting. Specifically, it identifies the proposals on which you are being asked to vote, provides information you may find useful in determining how to vote, and describes the voting procedures.

    We use several abbreviations in this proxy statement. We may refer to our company as "Peregrine." The term "proxy materials" includes this proxy statement, as well as the enclosed proxy card and our 2001 Annual Report. References to "fiscal 2001" mean our 2001 fiscal year which began on April 1, 2000 and ended on March 31, 2001.

    Our board of directors is sending this proxy statement on or about August 10, 2001 to all our stockholders as of the record date, July 31, 2001. Stockholders who owned Peregrine common stock at the close of business on July 31, 2001 are entitled to attend and vote at the annual meeting. On the record date, we had approximately 163,175,194 shares of our common stock issued and outstanding. We had 1,551 record stockholders as of the record date and believe that our common stock is held by more than 79,000 beneficial owners.

Voting Procedures

    As a stockholder, you have the right to vote on certain business matters affecting our company. The two proposals that will be presented at the annual meeting, and upon which you are being asked to vote, are discussed in the sections entitled "Proposal One" and "Proposal Two." Each share of Peregrine common stock you own entitles you to one vote. The enclosed proxy card indicates the number of shares you own. You can vote by returning the enclosed proxy card and proxy in the envelope provided or by attending the annual meeting. In addition, you may be able to vote by touch-tone telephone or over the Internet if your proxy card includes instructions for voting in these manners.

Methods of Voting

    Voting by Mail.  By signing and returning the proxy card according to the enclosed instructions, you are enabling the individuals named on the proxy card, known as "proxies," to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

    Your shares will be voted in accordance with the instructions you indicate on the proxy card. If you submit the proxy card, but do not indicate your voting instructions, your shares will be voted as follows:

  •
  FOR the ten nominees for director identified in Proposal One; and

  •
  FOR the ratification of the appointment of Arthur Andersen LLP as our independent public accountants for the fiscal year ending March 31, 2002.

    If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please submit your proxies according to the instructions on each proxy card to ensure that all of your shares are voted. We encourage you to consolidate multiple accounts by contacting your broker, if you hold your shares through a brokerage account, or otherwise through our transfer agent, Mellon Investor Services LLC at (213) 553-9700. Please note that shares held in certain types of accounts cannot be consolidated with other accounts. For example, retirement and non-retirement accounts generally cannot be consolidated.

    Voting by Telephone.  You may be able to vote by telephone. If so, instructions are included with your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

    Voting on the Internet.  You may be able to vote on the Internet. If so, instructions are included with your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card.

    Voting in Person at the Meeting.  If you plan to attend the annual meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name. In that case, and if you wish to vote at the meeting, you will need to bring with you to the annual meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

Revoking Your Proxy

    You may revoke your proxy at any time before it is voted at the annual meeting. In order to do this, you may either:

  •
  sign and return another proxy bearing a later date;

  •
  provide written notice of the revocation to Richard T. Nelson, our Secretary, delivered to our offices at 3611 Valley Centre Drive, San Diego, CA 92130 prior to the time we take the vote at the annual meeting; or

  •
  attend the meeting and vote in person.

Quorum Requirement

    A quorum, which is a majority of our outstanding shares as of the record date, July 31, 2001, must be present in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting or if you vote your shares on the Internet, by telephone, or by submitting a properly executed proxy card.

Votes Required for Each Proposal

    The vote required and method of calculation for the proposals to be considered at the annual meeting are as follows:

    Proposal One — Election of Directors.  The ten nominees receiving the highest number of votes, in person or by proxy, will be elected as directors.

    Proposal Two — Ratification of Arthur Andersen LLP as Independent Accountants.  Ratification of Arthur Andersen LLP as our independent public accountants will require the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy.

    You may vote either "for" or "withhold" your vote for each nominee for election as a director. You may vote "for," "against," or "abstain" from voting on the proposal to ratify Arthur Andersen LLP as our independent public accountants.

Abstentions and Broker Non-Votes

    If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on the proposal to ratify the appointment of Arthur Andersen LLP as our independent auditors, your abstention will have the same effect as a vote against the proposal.

    Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares "FOR" routine matters but expressly instructing that the broker is NOT voting on non-routine matters. A "broker non-vote" occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Your broker will have discretionary authority to vote your shares on each of the proposals to be considered at our annual meeting, which are all routine matters. To the extent your brokerage firm submits a broker non-vote with respect to your shares on these routine proposals, your shares will be counted as present for the purpose of determining whether a quorum exists with respect to consideration of that proposal but will not be deemed "votes cast" with respect to that proposal. Accordingly, broker non-votes will have no effect on the outcome of the vote with respect to each of the proposals.

Proxy Solicitation Costs

    We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, and mailing of proxy materials. In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. We expect our transfer agent, Mellon Investor Services, LLC, to tabulate the proxies and act as inspector of the election.

Deadline for Receipt of Stockholder Proposals for 2002 Annual Meeting

    As a stockholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of our stockholders intended to be presented for consideration at our 2002 annual meeting of stockholders must be received by us no later than April 12, 2002, in order that they may be included in the proxy statement and form of proxy related to that meeting.

    The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the annual meeting. If you intend to submit a proposal at the 2002 annual meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, you must do so no later than June 26, 2002. If you fail to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2002 annual meeting.

SUMMARY OF PROPOSALS

    The board of directors has included two proposals on the agenda for our annual meeting. The following is a brief summary of the matters to be considered and voted upon by our stockholders.

Proposal One — Election of Directors

    Our board of directors consists of ten directors. Each director serves a one year term. The first proposal is the election of ten directors to serve until our 2002 annual meeting. Our board of directors has nominated Stephen P. Gardner, Matthew C. Gless, Barry M. Ariko, Christopher A. Cole, Rod Dammeyer, John J. Moores, Charles E. Noell III, William B. Richardson, William D. Savoy, and Thomas G. Watrous to serve as our directors. Additional information about the election of directors and a brief biography of each nominee begins on page 5.

    Our board of directors recommends a vote for each of these nominees.

Proposal Two — Ratification of Appointment of Independent Public Accountants

    The second proposal is to ratify the appointment of Arthur Andersen LLP as our independent public accountants for the fiscal year ending March 31, 2002. More information about this proposal begins on page 10.

    Our board of directors recommends a vote to ratify the appointment of Arthur Andersen LLP as our independent accountants.

Other Matters

    Other than the proposals listed above, our board of directors does not intend to present any other matters to be voted on at the meeting. Our board of directors is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting and you have signed and returned your proxy card, or voted on the Internet or by telephone, the proxies will have discretion to vote your shares on these matters to the extent authorized under the Securities Exchange Act of 1934.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

    Our certificate of incorporation and bylaws provide that ten directors will serve on our board of directors. Directors are elected at each annual meeting, and each director serves until his or her respective successor is elected or appointed, or until the director's death, resignation or removal.

    Ten directors are to be elected at this annual meeting. The board of directors has nominated Stephen P. Gardner, Matthew C. Gless, Barry M. Ariko, Christopher A. Cole, Rod Dammeyer, John J. Moores, Charles E. Noell III, William B. Richardson, William D. Savoy and Thomas G. Watrous, Sr. for election to the board of directors. If you sign and return the enclosed proxy, your shares will be voted for these nominees, unless you indicate otherwise on your proxy. If any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxy may be voted for a substitute nominee designated by the present board of directors to fill the vacancy. We have no reason to believe that the nominees for election will not be available to serve their prescribed terms.

    In October 2000, David A. Farley passed away. Mr. Farley had served as a member of our board of directors since 1995. Peregrine is grateful for Mr. Farley's service and counsel as a member of Peregrine's board of directors and as an officer of Peregrine.

    In October 2000, Norris van den Berg resigned as a member of our board of directors. Mr. van den Berg had served as a member of our board of directors since 1992. Peregrine would like to thank Mr. van den Berg for his service and counsel over the last nine years.

    In June 2000, Richard A. Hosley II resigned as a member of our board of directors. Mr. Hosley had served as a member of our board of directors since 1992. Peregrine would like to thank Mr. Hosley for his service and counsel over the last nine years.

    The names of the nominees and certain information about them as of July 31, 2001 are set forth below. Information as to the stock ownership of each director and all current directors and executive officers of Peregrine as a group is set forth below under "Principal Stockholders."

Name	Age	Position(s) with Peregrine Systems	Director Since
Stephen P. Gardner	47	Chairman of the Board of Directors and Chief Executive Officer	1998
Matthew C. Gless	35	Executive Vice President, Finance, Chief Financial Officer and Director	2000
Barry M. Ariko	55	Director	2001
Christopher A. Cole	47	Director	1981
Rod Dammeyer	60	Director	2001
John J. Moores (2)	56	Director	1989
Charles E. Noell III (1)(2)	48	Director	1992
William B. Richardson	53	Director	2001
William D. Savoy (1)	36	Director	2000
Thomas G. Watrous, Sr. (1)(2)	59	Director	1999

(1)
Member of the audit committee.

(2)
Member of the compensation committee.

    Stephen P. Gardner became chairman of our board of directors in July 2000 and has served as our chief executive officer since 1998. Mr. Gardner served as our president and as a director from April 1998 to July 2000. From January 1998 until April 1998, Mr. Gardner served as our executive vice president and principal executive officer. From May 1997 until January 1998, he served as vice president, strategic acquisitions. From May 1996 until May 1997, Mr. Gardner was president of Thunder & Lightning Company, an Internet software company. From March 1995 until May 1996, Mr. Gardner was president of Alpharel, Inc., a document management software company. From March 1993 until March 1995, Mr. Gardner was vice president of Data General Corporation, a manufacturer of multiuser computer systems, peripheral equipment, communications systems, and related products.

    Matthew C. Gless became our executive vice president, finance in May 2001 and has served as our chief financial officer and a member of our board of directors since October 2000. Mr. Gless served as our vice president, finance and chief accounting officer from October 1998 until October 2000. From April 1996 until October 1998, Mr. Gless served as our corporate controller. From 1990 until April 1996, Mr. Gless held various accounting and financial management positions at BMC Software, Inc.

    Barry M. Ariko has served as a member of our board of directors since April 2001. Mr. Ariko served as president and chief executive officer of Extricity, Inc. from February 2000 until Peregrine's acquisition of Extricity in March 2001. Mr. Ariko served as chairman of Extricity's board of directors from March 2000 to March 2001. From March 1999 to January 2000, Mr. Ariko was a senior vice president at America Online, Inc., where he had responsibility for the Netscape Enterprise Group. Prior to the acquisition of Netscape Communications Corp. by America Online in March 1999, Mr. Ariko served as executive vice president and chief operating officer of Netscape. From 1994 to August 1998, Mr. Ariko served as executive vice president and as a member of the executive management committee at Oracle Corporation. Mr. Ariko currently serves as a director of Autonomy Corporation PLC and Incyte Genomics, Inc.

    Christopher A. Cole has served as a member of our board of directors since founding Peregrine in 1981. He also served as our president and chief executive officer from 1986 until 1989. At various times since 1992, Mr. Cole has served as president and chief executive officer of Questrel, Inc., Ur Studios, Inc., and Headlamp, Inc., each a software development company.

    Rod Dammeyer has served as a member of our board of directors since July 2001. He is currently president of CAC, llc, a provider of capital investment and management advisory services. Mr. Dammeyer was managing partner from 1998 to 2000 and managing director from 1996 to 1998 of Equity Group Investments, L.L.C., a provider of diversified management and investment services. From 1985 to 1995, Mr. Dammeyer served as chief executive officer of Anixter International and recently retired from his position as vice chairman of Anixter International in 2000. Mr. Dammeyer is a trustee of Van Kampen Investments, Inc. closed-end funds and serves as a director of Antec Corporation, GATX Corporation, Stericycle, Inc. and TeleTech Holdings, Inc.

    John J. Moores has served as a member of our board of directors since March 1989 and as chairman of our board of directors from March 1990 until July 2000. In 1980, Mr. Moores founded BMC Software, Inc. and served as its president and chief executive officer from 1980 until 1986 and as chairman of its board of directors from 1980 until 1992. Since June 2001, Mr. Moores has served as the interim chief executive officer of Neon Systems, Inc., and he is also a director and member of the compensation committee of Neon Systems. Since December 1994, Mr. Moores has served as owner and chairman of the board of the San Diego Padres Baseball Club, L.P. Since September 1991, Mr. Moores has served as chairman of the board of JMI Services, Inc., a private investment company.

    Charles E. Noell III has served as a member of our board of directors since January 1992. Since January 1992, Mr. Noell has served as president and chief executive officer of JMI Services, Inc., a private investment company, and as a general partner of JMI Equity Partners, L.P. Mr. Noell also serves as a director of Transaction Systems Architects, Inc., and as a director and member of the compensation committee of Neon Systems, Inc.

    William B. Richardson has served as a member of our board of directors since February 2001. Mr. Richardson is currently an adjunct professor at Harvard University's John F. Kennedy School of Government and is on the lecture circuit nationally. Mr. Richardson was sworn in as the U.S. Secretary of Energy in 1998 and held that position until January 2001. Mr. Richardson was appointed U.S. Ambassador to the United Nations from 1997 to 1998. From 1983 to 1997 Mr. Richardson was a member of the United States Congress representing New Mexico's 3rd Congressional district. Mr. Richardson currently serves as a director of Valero Energy Corporation, Diamond Offshore, Venoco Energy, Dev Co, Terra Solar, NRDC (Natural Resources Defense Council), and Freedom House.

    William D. Savoy has served as a director of Peregrine since June 2000. Since 1988, Mr. Savoy has served as President of Vulcan Northwest, Inc., a venture capital and investment firm. Since 1990, Mr. Savoy has served in various positions with Vulcan Ventures Incorporated, a venture capital fund, most recently as president. Mr. Savoy also serves as a director of Telescan, USA Networks, Metricom, Charter Communications, drugstore.com, Value America, High Speed Access Corporation, InfoSpace and RCN Corporation.

    Thomas G. Watrous, Sr. has served as a member of our board of directors since January 1999. Prior to retiring from full-time employment in September 1999, Mr. Watrous was a senior partner with the management consulting firm of Andersen Consulting, which has changed its name to Accenture, a position he had held since 1990.

    In June 2001, we entered into an agreement to acquire Remedy Corporation. In addition to the nominees for election at the annual meeting, we are obligated to appoint a nominee of Remedy Corporation to our board of directors in the event that our proposed acquisition of Remedy is consummated. Subject to approval by Remedy's stockholders, foreign regulatory approvals and other conditions set forth in the merger agreement, we expect to complete the acquisition in our quarter ending September 30, 2001. Remedy has informed us that it anticipates that its nominee will be Lawrence L. Garlick. Mr. Garlick co-founded Remedy and has served as the chairman of its board of directors and its chief executive officer since November 1990. From September 1984 to June 1990, Mr. Garlick was employed by Sun Microsystems, Inc., a manufacturer of computer workstations, most recently as vice president of distributed systems. You are not voting to elect Mr. Garlick or any other nominee of Remedy to our board of directors at the 2001 annual meeting. Rather, in the event the merger is consummated, we anticipate that we will amend our bylaws to increase the size of our board of directors and appoint Remedy's nominee to fill the vacancy.

    None of the nominees has any family relationship with any other nominee or with any executive officer, except that Mr. Richardson is the brother-in-law of Mr. Gardner.

Vote Required and Board of Directors' Recommendation

    The ten nominees receiving the greatest number of votes of the shares present and entitled to vote at the annual meeting will be elected as directors. The board of directors has unanimously approved the director nominees and recommends that stockholders vote "FOR" the election of the director nominees listed above.

Board and Committee Meetings

    Our board of directors held 19 meetings during fiscal year 2001. All of our directors attended at least 75% of the meetings of the board of directors and any applicable committee held while they were members of our board of directors or the applicable committee. Our board of directors has standing audit and compensation committees.

Committee	Date of Inception	Members During Fiscal 2001	Committee Functions	Meetings Held in Fiscal 2001
Audit	1995	Charles E. Noell III William D. Savoy Thomas G. Watrous, Sr. Norris van den Berg (resigned as a director in October 2000) Richard A. Hosley II (resigned as a director in June 2000)	Reviews internal accounting procedures Recommends appointment of independent accountants Reviews results of independent audit	Four
Compensation	1995	John J. Moores Charles E. Noell III Thomas G. Watrous Richard A. Hosley II (resigned as a director in June 2000)	Determines compensation of executive officers and directors Reviews general policies relating to compensation and benefits	Three

Director Compensation

    Each member of our board of directors who is not also an employee receives $2,000 for each board of directors meeting and $1,000 for each committee meeting he attends in person. We pay members of our board of directors $500 for telephonic attendance at a board of directors or committee meeting. Directors receive compensation for attendance at committee meetings only if they are members of the applicable committee.

    In September 1998, we granted each of Mr. Cole and Mr. Noell an option to acquire 50,000 shares of our common stock under our 1994 stock option plan. The exercise price for these option grants was $7.50, the per share fair market value on the date of grant. These options become exercisable over four years, with 25% vesting after one year and the remaining shares vesting in quarterly installments thereafter. These grants expire if not exercised prior to September 2008.

    In May 1992, we granted each of Mr. Cole and Mr. Noell an option to acquire 180,000 shares of common stock under our 1991 nonqualified stock option plan at an exercise price of $0.34, the per share fair market value of our common stock on the date of grant. Each of these options vested in annual installments over four years, is now fully exercisable, and expires if not exercised prior to May 2002. These options have been exercised by Mr. Cole.

    In addition to the option grants described above, directors who are not also employees receive automatic option grants under our 1997 director option plan. Nonemployee directors who hold or are affiliated with a holder of three percent or more of our outstanding common stock do not receive these automatic option grants. Each new nonemployee director is automatically granted an option to purchase 25,000 shares of our common stock at the time he or she is first elected to our board of directors. Each nonemployee director receives a subsequent option grant to purchase 5,000 shares of our common stock at each annual meeting of our stockholders. All options granted under the director option plan are granted at the fair market value of our common stock on the date of grant. Options granted to nonemployee directors under the director plan become exercisable over four years, with 25% of the shares vesting after one year and the remaining shares vesting in quarterly installments thereafter.

Compensation Committee Interlocks and Insider Participation

    Our compensation committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of Peregrine. It also administers various incentive compensation and benefit plans. Our compensation committee consists of Mr. Moores, Mr. Noell, and Mr. Watrous. Mr. Gardner, our chief executive officer, participates in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants. He is excluded, however, from discussions regarding his own salary and incentive compensation. No interlocking relationship exists between any member of our compensation committee and any member of any other company's board of directors or compensation committee. For a description of certain transactions between us and entities that are affiliated with Mr. Moores and Mr. Noell, see "Related Party Transactions" on page 20.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The board of directors has selected Arthur Andersen LLP, independent accountants, to audit our financial statements for the current fiscal year ending March 31, 2002. We expect that a representative of Arthur Anderson LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.

Audit Fees

    Audit fees billed to us by Arthur Andersen LLP during our 2001 fiscal year for the audit of our consolidated annual financial statements and review of the financial statements included in our quarterly reports on Form 10-Q totaled $185,000.

Financial Information Systems Design and Implementation Fees

    We did not engage Arthur Andersen LLP to provide advice to us regarding financial information systems design and implementation during the fiscal year ended March 31, 2001.

All Other Fees

    Fees billed to us by Arthur Andersen LLP during our 2001 fiscal year for all other non-audit services, including tax related services, totaled $863,500.

    The audit committee of our board of directors has determined that the provision of services by Arthur Andersen LLP other than for audit related services is compatible with maintaining the independence of Arthur Andersen LLP as our independent auditors.

Vote Required and Board of Directors' Recommendation

    Stockholder ratification of the selection of Arthur Andersen LLP as our independent public accountants is not required by our bylaws or other applicable legal requirement. However, the board of directors is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee and the board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the board of directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

    The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve this proposal. The board of directors has unanimously approved this proposal and recommends that stockholders vote "FOR" the ratification of the selection of Arthur Andersen LLP as independent accountants.

PRINCIPAL STOCKHOLDERS

    The following table provides information relating to the beneficial ownership of our common stock as of June 30, 2001 by:

  •
  each stockholder known by us to own beneficially more than 5% of our common stock;
  •
  each of our executive officers named in the summary compensation table on page 12;
  •
  each of our directors; and
  •
  all our current directors and executive officers as a group.

    Beneficial ownership is determined based on the rules of the Securities and Exchange Commission. The column captioned "Number of Shares Beneficially Owned" includes the number of shares of our common stock subject to options held by that person that are currently exercisable or will become exercisable on or before August 31, 2001. The number of shares subject to options that each beneficial owner has the right to acquire on or before August 31, 2001 is listed separately under the column "Number of Shares Underlying Options." These shares are not deemed exercisable for purposes of computing the beneficial ownership of any other person. Percent of beneficial ownership is based upon 163,098,978 shares of our common stock outstanding as of June 30, 2001. The address for those individuals for which an address is not otherwise provided is c/o Peregrine Systems, Inc., 3611 Valley Centre Drive, San Diego, California 92130. Unless otherwise indicated, we believe the stockholders listed have sole voting or investment power with respect to all shares, subject to applicable community property laws.

Name and Address	Number of Shares Beneficially Owned	Number of Shares Underlying Options	Total Shares Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned
Principal Stockholders
Putnam Investments, Inc. (1) One Post Office Square Boston, Massachusetts 02109	19,443,554	—	19,443,554	11.92%
Executive Officers and Directors
Stephen P. Gardner	142,620	1,068,245	1,210,865	*
Frederic B. Luddy	—	96,325	96,325	*
Douglas S. Powanda (3)	—	172,076	172,076	*
Richard T. Nelson	76,000	174,551	250,551	*
Gary L. Lenz	56,338	156,450	212,788	*
Andrew V. Cahill, Jr.	1,600	78,326	79,926	*
Matthew C. Gless	115,750	161,801	277,551	*
John J. Moores (2)	1,107,422	—	1,107,422	*
Christopher A. Cole	1,647,534	26,250	1,673,874	1.02%
Charles E. Noell III	13,078	58,125	71,203	*
Barry M. Ariko (4)	565,591	—	565,591	*
William B. Richardson	—	—	—	*
William D. Savoy	2,083,059	47,312	2,130,371	1.31%
Thomas G. Watrous, Sr.	10,000	51,875	61,875	*
Rod Dammeyer	15,000	—	15,000	*
All current executive officers and directors as a group (19 persons)	5,835,470	1,968,640	7,804,110	4.78%

*
Less than 1%
(1)
Based solely on a Schedule 13G/A, dated February 13, 2001, filed with the Securities and Exchange Commission on February 20, 2001.
(2)
Includes 705,749 shares held by Mr. Moores as trustee under various trusts, substantially all of which were established for members of Mr. Moores's family.
(3)
Mr. Powanda resigned as an officer in February 2001 and from February to April 2001 worked on strategic projects in the office of our Chairman. He is currently on sabbatical.
(4)
Includes 62,550 shares held by Mr. Ariko as trustee under various trusts, all of which were established for members of Mr. Ariko's family.

EXECUTIVE COMPENSATION

Summary Compensation Table

    The following Summary Compensation Table sets forth certain information regarding the compensation of our Chief Executive Officer and our five next most highly compensated executive officers for the fiscal year ended March 31, 2001 for services rendered in all capacities for the years indicated.

		Annual Compensation			Long-Term Compensation Awards
Name And Principal Position	Fiscal Year	Salary	Bonus		Securities Underlying Options(#)		All Other Compensation(9)
Current Executive Officers
Stephen P. Gardner Chief Executive Officer	2001 2000 1999	$450,007 250,000 250,040	$400,000 137,500 343,750	(1)	201 291,850 730,000	(8)	$4,230 2,697 2,599
Frederic B. Luddy Chief Technology Officer	2001 2000 1999	$222,912 150,000 150,000	$867,171 605,532 555,726	(2)	182,701 313,212 112,564		$2,017 3,385 3,143
Richard T. Nelson Senior Vice President, Infrastructure Management Group Operations	2001 2000 1999	$180,000 180,000 180,000	$670,352 213,037 83,790	(3)	20,201 80,600 —		$4,747 3,282 4,751
Gary L. Lenz President, Integrated Solutions Group	2001 2000 1999	$212,183 — —	$312,559 — —	(4)	600,201 — —		$483 — —
Andrew V. Cahill, Jr. President, Infrastructure Management Group	2001 2000 1999	$241,676 — —	$357,917 — —	(5)	300,201 — —		$420 — —
Former Executive Officers
Douglas S. Powanda(6) Executive Vice President, Worldwide Operations	2001 2000 1999	$225,000 225,000 180,000	$1,167,628 326,250 359,991	(7)	50,201 600 400,000		$3,822 2,788 3,143

(1)
Bonus compensation for fiscal 2001 includes $400,000 earned in fiscal 2001 and paid in fiscal 2002. Bonus compensation for 2000 consists of (i) $50,000 earned and paid in fiscal 2000 and (ii) $87,500 earned in fiscal 2000 and paid in fiscal 2001. Bonus compensation for 1999 consists of (i) $93,750 earned and paid in fiscal 1999 and (ii) $250,000 earned in fiscal 1999 and paid in fiscal 2000.

(2)
Bonus compensation for fiscal 2001 consists of (i) $594,178 of product authorship commission income earned and paid in fiscal 2001 and (ii) $162,993 of product authorship commission income earned in fiscal 2001 and paid in fiscal 2002 and (iii) $110,000 of bonus compensation earned in fiscal 2001 and paid in fiscal 2002. Bonus compensation for 2000 consists of (i) $270,693 of product author commission and $6,000 of bonus earned and paid in fiscal 2000 and (ii) $253,839 of product author commission and $75,000 of bonus earned in fiscal 2000 to be paid in fiscal 2001. Bonus compensation for 1999 consists of (i) $381,406 of product author commission and $11,250 of bonus earned and paid in fiscal 1999 and (ii) $148,070 of product author commission and $15,000 of bonus earned in fiscal 1999 and paid in fiscal 2000.

(3)
Bonus compensation for 2001 was all earned and paid in fiscal 2001. Bonus compensation for 2000 consists of (i) $43,037 earned and paid in fiscal 2000 and (ii) $170,000 earned in fiscal 2000 and paid in fiscal 2001. Bonus compensation for 1999 consists of (i) $20,790 earned and paid in fiscal 1999 and (ii) $63,000 earned in fiscal 1999 and paid in fiscal 2000.

(4)
Bonus compensation for fiscal 2001 consists of (i) $137,559 of bonus compensation earned and paid in fiscal 2001 and (ii) $175,000 of bonus compensation earned in fiscal 2001 and paid in fiscal 2002.

(5)
Bonus compensation for fiscal 2001 consists of (i) $222,917 of bonus compensation earned and paid in fiscal 2001 and (ii) $135,000 of bonus compensation earned in fiscal 2001 and paid in fiscal 2002.

(6)
Mr. Powanda resigned as an officer in February 2001 and from February to April 2001 worked on strategic projects in the office of our Chairman. He is currently on sabbatical.

(7)
Bonus compensation for fiscal 2001 consists of (i) $715,178 of commission income earned and paid in fiscal 2001 and (ii) $452,450 of commission income earned in fiscal 2001 and paid in fiscal 2002. Bonus compensation for 2000 consists of (i) $55,875 of commission and $50,000 of bonus compensation earned and paid in fiscal 2000 and (ii) $45,375 of commission and $175,000 of bonus compensation earned in fiscal 2000 and paid in fiscal 2001. Bonus compensation for 1999 consists of (i) $91,648 of commission and $80,551 of bonus earned and paid in fiscal 1999 and (ii) $87,792 of commission and $100,000 of bonus earned in fiscal 1999 and paid in fiscal 2000.

(8)
Includes an option to purchase 200,000 shares subsequently canceled.

(9)
Consists of group life insurance excess premiums and matching contributions under our 401(k) plan.

Option Grants in Fiscal Year 2001

    The following table provides information relating to options to purchase common stock granted to each of the executive officers named in the compensation table above during our fiscal year ended March 31, 2001. All of these options were granted under our 1994 stock option plan and have a term of 10 years, subject to earlier termination in the event the optionee's services to us cease.

    The exercise price of the options we grant are equal to the fair market value of our common stock based on the closing sales price of our common stock in trading on the Nasdaq National Market on the trading day of the date of grant. The exercise price may be paid by cash or check. Alternatively, optionees may exercise their shares under a cashless exercise program. Under this program, the optionee may provide irrevocable instructions to sell the shares acquired on exercise and to remit to us a cash amount equal to the exercise price and all applicable withholding taxes. The options granted under our 1994 stock option plan vest over a four year period, as long as the optionee continues to provide employment or consulting services to us. Twenty-five percent will vest on the first anniversary of the date of grant. The balance of the option will vest over the remaining three years at the rate of 6.25% every three months.

    The potential realizable value of options is calculated by assuming that the price of our common stock increases from the exercise price at assumed rates of stock appreciation of 5% and 10%, compounded annually over the 10 year term of the option, and subtracting from that result the total option exercise price. These assumed appreciation rates comply with the rules of the Securities and Exchange Commission and do not represent our prediction of the performance of our stock price.

    During fiscal 2001, we granted options to acquire 6,718,469 shares of common stock to employees and consultants under our 1994 stock option plan and our 1999 nonstatutory stock option plan.

	Individual Grants
						Potential Realizable Values At Assumed Annual Rates of Stock Price Appreciation For Options Term
	Number of Securities Underlying Options Granted	Percent of Total Granted Options to Employees in Fiscal 2001
Name				Exercise Price Per Share	Expiration Date
						5%	10%
Stephen P. Gardner	201	*		$17.25	05/24/10	$2,181	$5,526
Frederic B. Luddy	32,500 10,000 10,201 130,000	* * * 1.93%		23.88 17.25 17.25 15.63	04/28/10 05/23/10 05/24/10 11/23/10	488,085 108,484 110,665 1,277,851	1,236,904 274,921 280,446 3,328,325
Douglas S. Powanda	50,000 201	* *		23.88 17.25	04/28/10 05/24/10	750,900 2,181	1,902,928 5,526
Richard T. Nelson	20,201	*		17.25	05/23/10	219,149	555,367
Gary L. Lenz	500,201 100,000	7.45 1.49	% %	17.75 16.57	05/29/10 10/04/10	5,583,684 1,042,078	14,150,150 2,640,831
Andrew V. Cahill, Jr.	250,000 201 50,000	3.72 * *	%	17.25 17.25 15.63	05/23/10 05/24/10 11/23/10	2,712,108 2,181 491,481	6,873,014 5,526 1,245,510

*
Less than 1%

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

    The following table provides information relating to option exercises by the executive officers identified in the summary compensation table during the fiscal year ended March 31, 2001. In addition, it indicates the number and value of vested and unvested options held by these executive officers as of March 31, 2001.

    The "Value Realized" on option exercises is equal to the number of shares acquired upon exercise multiplied by the difference between the fair market value of our common stock on the date of exercise and the exercise price. The "Value of Unexercised In-the-Money Options at March 31, 2001" is based upon $19.50 per share, the closing sales price of our common stock in trading on the Nasdaq National Market on March 30, 2001, less the exercise price, multiplied by the aggregate number of shares subject to outstanding options.

			Number of Securities Underlying Options at March 31, 2001		Value of Unexercised In-the-Money Options at March 31, 2001
Name	Shares Acquired on Exercise	Realized Value	Unexercised Exercisable(#)	Unexercisable(#)	Exercisable	Unexercisable
Stephen P. Gardner	21,917	$613,206	835,096	626,686	$11,908,949	$8,222,769
Frederic B. Luddy	224,924	4,127,091	—	508,617	—	2,842,653
Douglas S. Powanda	400,000	8,945,433	38,696	475,201	459,519	5,494,702
Richard T. Nelson	—	—	159,600	107,701	2,216,558	504,802
Gary L. Lenz	—	—	—	600,201	—	1,168,351
Andrew V. Cahill, Jr.	—	—	—	300,201	—	756,452

Employment Agreements and Change in Control Arrangements

    We do not currently have any employment contracts in effect with any of the executive officers named in the compensation table above.

    We are party to a restricted stock agreement dated November 1, 1997 with Stephen P. Gardner, our chief executive officer, pursuant to which we issued Mr. Gardner 200,000 shares of our common stock. The shares issued to Mr. Gardner vest incrementally over ten years, subject to earlier vesting over six years contingent upon our achieving certain financial milestones. The restricted stock agreement permits Mr. Gardner to surrender shares to satisfy withholding tax obligations that arise as the shares vest. In connection with the lapsing of restrictions on 33,332 shares in April 2001, Mr. Gardner surrendered all 33,332 shares subject to his restricted stock agreement in connection with tax withholding obligations. In the event of our merger or change in control, Mr. Gardner's shares will become automatically vested.

    Prior to April 2001, our 1994 stock option plan and our 1999 nonstatutory stock option plan provided that vesting of outstanding options under these plans would fully accelerate in the event of a change of control of Peregrine. In April 2001, our board of directors approved an amendment to these plans to remove the full acceleration benefit, as described below.

    Beginning in April 2001, options granted under our 1999 nonstatutory stock option plan will generally provide for full acceleration only in the event the optionee's employment is involuntarily or constructively terminated by Peregrine or an acquiring entity within 12 months after a change in control of Peregrine. Our board of directors may, however, approve alternative accelerated vesting provisions, including immediate full acceleration, with respect to individual option grants. Only employees who are not officers or directors of Peregrine may receive option grants under our 1999 nonstatutory stock option plan. Options grants under our 1994 stock option plan are generally made to officers of Peregrine. Under our 1994 plan, our board of directors may provide for more favorable acceleration terms for officer options, including full and immediate option acceleration upon a change of control event. Options granted prior to April 2001 under each of our stock option plans will, as long as they remain outstanding, continue to be subject to full acceleration in the event of a change of control of Peregrine.

    Under our 1997 director option plan, in the event of a change of control of Peregrine where the acquiring corporation assumes or substitutes for options outstanding under the plan, the vesting of options outstanding under the plan will fully accelerate if the optionee is involuntarily terminated as a director of the acquiring corporation. If the acquiring corporation does not assume outstanding options under the director option plan or substitute equivalent options for them, the outstanding options will become fully vested and exercisable.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this Report of the Compensation Committee of the Board of Directors shall not be deemed "filed" with the Commission or "soliciting material" under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

    The compensation committee of the board of directors establishes Peregrine's general compensation policies and the compensation plans and the specific compensation levels for senior executives, including Peregrine's chief executive officer.

General Compensation Philosophy

    The primary objectives of our executive compensation policies include the following:

  •
  To attract, motivate, and retain a highly qualified executive management team;

  •
  To link executive compensation to Peregrine's financial performance as well as to defined individual management objectives established by the compensation committee;

  •
  To compensate competitively with the practices of similarly situated technology companies; and

  •
  To create management incentives designed to enhance stockholder value.

    Peregrine competes in an aggressive and dynamic industry and, as a result, we believe that finding, motivating, and retaining quality employees, particularly senior managers, sales personnel, and technical personnel are key factors to Peregrine's future success. The committee's compensation philosophy seeks to align the interests of stockholders and management by tying compensation to Peregrine's financial performance, either directly in the form of salary and bonuses paid in cash or indirectly in the form of appreciation of stock options and in certain instances restricted stock granted to Peregrine's principal executive officers.

Cash Compensation

    Peregrine seeks to provide cash compensation to its executive officers, including base salary and an annual cash bonus, at levels that are commensurate with cash compensation of executives with comparable responsibility at similarly situated technology companies. Annual increases in base salary are determined on an individual basis based on market data and a review of the officer's performance and contribution to various individual, departmental, and corporate objectives. Cash bonuses are intended to provide additional incentives to achieve such objectives.

    The salaries and cash bonuses of each of Peregrine's executive officers, other than the chief executive officer, were determined by the board of directors, upon the recommendation of the chief executive officer. The chief executive officer's base salary was determined by the board of directors, upon the recommendation of the compensation committee. Stephen P. Gardner has served as Peregrine's chief executive officer since April 1998. The board of directors set Mr. Gardner's base annual salary for the fiscal year ended March 31, 2001 at $450,000. In addition, the board of directors awarded and paid Mr. Gardner a cash bonus of $400,000 for fiscal year 2001. For fiscal year 2002, Peregrine anticipates that Mr. Gardner's base annual salary will be $600,000.

    In addition to annual salary, cash bonuses for Peregrine's chief executive officer and Peregrine's chief financial officer are based on various performance targets established by the board of directors. Cash bonuses may also be earned by operational presidents and vice presidents based on their divisional financial performance.

    The board of directors substantially increased the amount of base salary and bonus paid to Mr. Gardner in fiscal 2001 compared to fiscal 2000. This increase reflects Peregrine's growth as a company and is intended to ensure that Mr. Gardner's cash compensation is commensurate with the cash compensation of chief executive officers at other similarly situated technology companies. Mr. Gardner's cash compensation reflects the determination of the board of directors that during fiscal 2001 Peregrine met certain objectives, including objectives relating to Peregrine's revenue growth and financial performance. The increase in Mr. Gardner's cash compensation also offsets the substantial decrease in long term compensation awards such as stock options granted to Mr. Gardner in fiscal 2001.

    Based on a review of public company proxy data, compensation data supplied by independent executive compensation research and consulting firms, and other relevant market data, the committee believes that cash compensation paid to Peregrine's executive officers, including Peregrine's chief executive officer, was generally consistent with amounts paid to officers with similar responsibilities at similarly situated software companies. We note that competition for qualified senior management and technical personnel in the technology industry is extremely intense, and we expect such competition to remain intense for the foreseeable future. As a result, in order to insure access to qualified personnel, we believe that it will continue to be necessary to provide compensation packages, consisting of cash compensation and equity incentives, that are at least competitive with, and in certain instances superior to, compensation paid by other technology companies.

Equity-Based Compensation

    Restricted Stock.  In November 1997, Peregrine granted Stephen P. Gardner, then Peregrine's vice president, strategic acquisitions and now Peregrine's chief executive officer, in connection with his becoming an officer of Peregrine, 200,000 shares of our common stock pursuant to a restricted stock agreement. The shares issued to Mr. Gardner under his restricted stock agreement vest incrementally over ten years, subject to earlier vesting over six years, contingent upon Peregrine achieving certain financial milestones.

    We believe that such restricted stock arrangements effectively implement our philosophy of aligning management interests with stockholder interests. The financial targets in the restricted stock agreement were intended to be aggressive yet realizable based on information available concerning Peregrine's prospects at the time of grant. As a result of attaining the targets in fiscal 1997, 1998, 1999, 2000 and 2001, restrictions have lapsed with respect to an aggregate of 33,332 shares for Mr. Gardner. In addition, the restricted stock agreement permits Mr. Gardner to surrender shares to satisfy withholding tax obligations that arise as the restrictions lapse. In connection with the lapse of vesting restrictions on 33,332 shares in each of April 1998, 1999, 2000 and 2001, Mr. Gardner surrendered 11,820, 33,332, 33,332 and 33,332 shares in April 1998, 1999, 2000 and 2001, respectively, to satisfy tax withholding obligations.

    Stock Options.  Stock options are periodically granted to provide additional incentive to executives and other employees to maximize long-term total return to Peregrine's stockholders. Stock options are a particularly strong incentive, because they are valuable to employees only if the fair market value of Peregrine's common stock increases above the exercise price, which is set at the fair market value of Peregrine's common stock on the date the option is granted. In addition, employees must remain employed with Peregrine for a fixed period of time in order for the options to vest fully. Options generally vest over a four year period to encourage option holders to continue in Peregrine's employ.

    All of the options granted in the year ended March 31, 2001 were approved by the compensation committee, pursuant to its delegated authority, or the full board of directors. With respect to options granted to Peregrine's executive officers, the compensation committee or the full board of directors considers in making its determination as to the size of the option grant the executive's position with Peregrine, the executive's individual performance, the number of options held (if any), the extent to which those options are vested, and any other factors that the committee may deem relevant.

Tax Deductibility of Executive Compensation

    Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to our chief executive officer and to each of the other four most highly-compensated executive officers. We may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including stockholder approval). Based upon our current compensation plans and policies and regulations interpreting this provision of the Internal Revenue Code, Peregrine and the committee believe that, for the near future, there is little risk that Peregrine will lose any significant tax deduction for executive compensation.

The Compensation Committee John J. Moores Charles E. Noell III Thomas G. Watrous, Sr.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this report of the audit committee of the board of directors shall not be deemed "filed" with the Commission or "soliciting material" under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

    The audit committee of the board of directors is composed of three independent directors, as determined under the applicable rules of the National Association of Securities Dealers. The board of directors appointed the members of the audit committee. The members of the audit committee at the end of fiscal 2001 were Charles E. Noell III, William D. Savoy and Thomas G. Watrous, Sr. Norris van den Berg, who resigned from the board of directors in October 2000, and Richard A. Hosley, II, who resigned from the board of directors in June 2000, were members of the audit committee prior to their resignations.

    The audit committee operates under a written charter adopted by the board of directors in April 2000 which is attached hereto as Annex A. The purpose of the audit committee is to make such examinations as are necessary to monitor Peregrine's management and the independent public accountants and their activities with respect to Peregrine's financial controls and financial reporting process. The committee provides the board of directors with the results of the committee's examinations and recommendations, outlines for the board of directors improvements made or to be made in internal accounting controls, nominates independent public accountants and provides the board of directors with any additional information and materials that the committee may deem necessary to make the board of directors aware of significant financial matters that require the board of directors' attention.

    In this context, the audit committee has met and held discussions separately and jointly with each of management and Arthur Andersen LLP, Peregrine's independent public accountants for the year ending March 31, 2001. Management represented to the audit committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent public accountants. The audit committee also discussed with Arthur Andersen LLP those matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380).

    In connection with new standards for independence of external auditors promulgated by the Securities and Exchange Commission, during the 2002 fiscal year, the audit committee will consider, in advance of the provision of any non-audit services by Peregrine's independent public accountants, whether the provision of such services is compatible with maintaining the independence of the external auditors.

    Arthur Andersen LLP also provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee discussed with the independent public accountants that firm's independence.

    Based on the audit committee's discussion with management and the independent public accountants and the audit committee's review of the representation of management and the report of the independent public accountants to the audit committee, the audit committee recommended that the board of directors include the audited consolidated financial statements in Peregrine's annual report on Form 10-K for the year ended March 31, 2001 which was filed with the Securities and Exchange Commission in June 2001.

The Audit Committee
Charles E. Noell III William D. Savoy Thomas G. Watrous, Sr.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ending March 31, 2001 except as described below, all executive officers, directors and greater than ten percent stockholders complied with all applicable filing requirements: Matthew C. Gless, an officer and a director, inadvertently failed to timely file a Form 4 covering one transaction; Christopher A. Cole, one of our directors, inadvertently failed to timely file a Form 4 covering a total of two transactions; Stephen P. Gardner, an officer and a director, inadvertently failed to timely file two Forms 4 covering a total of two transactions; Charles E. Noell III, one of our directors, inadvertently failed to timely file two Forms 4 covering a total of four transactions; and John J. Moores, one of our directors, inadvertently failed to timely file a Form 4 covering a total of eighteen transactions. Each of the foregoing omissions has been corrected with a late filing.

RELATED PARTY TRANSACTIONS

    The following is a description of transactions since April 1, 2000 to which we have been a party, in which the amount involved in the transaction exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our capital stock had or will have a direct or indirect material interest other than compensation arrangements which are otherwise described under "Employment Agreements and Change in Control Agreements" on page 15.

    We are party to an agreement with JMI Services, Inc., an investment management company, in which we sublease approximately 13,310 square feet of office space in San Diego to JMI Services. The term of the sublease is from June 1, 1996 through October 21, 2003. The sublease provides for initial monthly rental payments of $16,638 to increase by $666 per month on each anniversary of the sublease. Mr. Moores, a member of our board of directors, serves as chairman of the board of JMI Services, and Charles E. Noell III, a member of our board of directors, serves as president and chief executive officer of JMI Services. We believe that the terms of the sublease are at competitive market rates.

    We also lease a suite at San Diego's Qualcomm Stadium at competitive rates and on an informal basis from the San Diego Padres Baseball Club, L.P. Mr. Moores has served as owner and Chairman of the Board of the Padres since December 1994. Our annual payments for such suite and game tickets total approximately $50,000.

    We are party to a restricted stock agreement with Mr. Gardner, our president and chief executive officer. Under this agreement, we issued 200,000 shares of our common stock. This agreement is discussed in detail under the caption "Employment Agreements and Change in Control Arrangements" on page 15.

    During fiscal 2001, we purchased golf club memberships for buiness entertainment use by each of Gary Lenz, president of our integrated solutions group, and Andrew V. Cahill, Jr., president of our infrastructure management group. Each membership cost $150,000. Mr. Lenz and Mr. Cahill may, but are not required to, purchase the membership from us at cost upon termination of their employment.

    During fiscal year 2001, we issued options to purchase common stock to certain directors under our 1997 director option plan and to certain officers under our 1994 stock option plan. The grants grants to directors are discussed in detail under the caption "Director Compensation" on page 8. The grants to certain of our officers are detailed under the caption "Option Grants in Fiscal Year 2001" on page 13.

COMPANY PERFORMANCE

    Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following information relating to the price performance of our common stock shall not be deemed "filed" with the Commission or "soliciting material" under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

    Our registration statement covering our initial public offering became effective April 8, 1997, and our common stock began trading on the Nasdaq National Market on April 9, 1997. The following graph shows a comparison, from April 9, 1997 through June 30, 2001, of the cumulative total return for our common stock, the Standard & Poor's 500 Index, and the Goldman Sachs Software Index. Such returns are based on historical results and are not intended to suggest future performance. Data for the Standard & Poor's 500 Index and the Goldman Sachs Software Index assume reinvestment of dividends. We have never paid dividends on our common stock and have no present plans to do so.

Comparison of Cumulative Total Return
Among Peregrine Systems, the S&P 500 Index, and the Goldman Sachs Software Index

Assumes $100 invested on April 9, 1997 in our common stock, the S&P 500, and the Goldman Index.

OTHER MATTERS

    We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

    It is important that your shares be represented at the annual meeting, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

For the Board of Directors of PEREGRINE SYSTEMS, INC.

Richard T. Nelson Secretary

Dated: August 9, 2001

ANNEX A

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
PEREGRINE SYSTEMS, INC.

PURPOSE:

    The purpose of the Audit Committee of the Board of Directors of Peregrine Systems, Inc. and its subsidiaries (the "Company"), shall be to make such examinations as are necessary to monitor the Company's system of internal controls, to provide the Company's Board of Directors with the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Director's attention.

    In addition, the Board of Directors has delegated the authority to the Audit Committee to undertake those specific duties and responsibilities listed below.

MEMBERSHIP:

    The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, meeting the following criteria:

  1.
  Each member will be an independent director, as defined in Nasdaq Rule 4200;
  2.
  Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and
  3.
  At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

    The delegated responsibilities of the Audit Committee shall include:

  1.
  Reviewing on a continuing basis the adequacy of the Company's system of internal controls.
  2.
  Reviewing the independent auditors' proposed audit scope and approach;
  3.
  Reviewing and providing guidance with respect to the external audit and the Company's relationship with its external auditors by (i) selecting, and evaluating the performance of the independent auditors; (ii) reviewing the independent auditors' fee arrangements, proposed audit scope and approach; (iii) obtaining a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the board, and to the extent there are relationships, monitoring and investigating them; (iv) reviewing the independent auditors' peer review conducted every three years; and (v) discussing with the Company's independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented;
  4.
  Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

A–1

  5.
  Reviewing before release, and recommending to the Board of Directors for inclusion in the Company's annual report on Form 10-K, the audited financial statements and management's Discussion and Analysis of Financial Condition and Results of Operations;
  6.
  Ensuring that the Company's independent auditors review the Company's interim financial statements included in quarterly reports on Form 10-Q, using professional standards and procedures for conducting such reviews;
  7.
  Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;
  8.
  Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of auditor's services and audit committee members and activities;
  9.
  Reviewing management's monitoring of compliance with the Company's standards of business conduct and with the Foreign Corrupt Practices Act;
  10.
  Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;
  11.
  Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;
  12.
  Reviewing the Company's compliance with employee benefit plans;
  13.
  Overseeing and reviewing the Company's policies regarding information technology and management information systems;
  14.
  If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;
  15.
  Reviewing related party transactions for potential conflicts of interest;
  16.
  Reviewing its own structure, processes and membership requirements;
  17.
  Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e) (3) of Schedule 14A; and
  18.
  Performing other oversight functions as requested by the full Board of Directors.

    In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it.

MEETINGS:

    The Audit Committee will meet at least three times each year.

    At the discretion of the Audit Committee, the Chief Financial Officer and the independent auditors shall be invited to attend all meetings. The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditors' examination and management report.

MINUTES:

    The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

    The Audit Committee will summarize its examinations and recommendations to the Board as may be appropriate, consistent with the Committee's charter.

A–2

PEREGRINE SYSTEMS, INC.

PROXY FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PEREGRINE SYSTEMS, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 11, 2001

    The undersigned stockholder of PEREGRINE SYSTEMS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated August 9, 2001, and hereby appoints Stephen P. Gardner, Matthew C. Gless and Richard T. Nelson, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of PEREGRINE SYSTEMS, INC. to be held on Tuesday, September 11, 2001 at 10:00 a.m., local time at the headquarters of PEREGRINE SYSTEMS, INC. located at 3811 Valley Centre Drive, San Diego, California 92130 and any adjournment(s) thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

FOLD AND DETACH HERE

Please mark your votes as indicated in this example	/x/
1. Election of directors:		Nominees: 01 Stephen P. Gardner, 02 Matthew C. Gless, 03 Barry M. Ariko, 04 Christopher A. Cole, 05 Rod Dammeyer, 06 John J. Moores, 07 Charles E. Noell III, 08 William B. Richardson, 09 William D. Savoy, and 10 Thomas G. Watrous, Sr.
FOR all nominees listed to the right (except as marked to the contrary) / /	WITHHOLD AUTHORITY to vote for all nominees listed to the right / /
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee(s) name(s) on the line above.
2.
Proposal to ratify the appointment of Arthur Anderson LLP as the Company's independent public accountants for the fiscal year ending March 31, 2002.

FOR / /	AGAINST / /	ABSTAIN / /

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting and at any adjournment(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW / /

All three of such attorneys or substitutes (if all three are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

Dated:	, 2001
Signature
Signature

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE LISTED NOMINEES FOR THE ELECTION TO THE BOARD OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT. OF ARTHUR ANDERSON LLP AS INDEPENDENT ACCOUNTANTS FOR THE 2002 FISCAL YEAR.

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET
http://www.proxyvoting.com/prgn
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	TELEPHONE
1-800-840-1208
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	MAIL Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by internet or by telephone,
you do NOT need to mail back your proxy card.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
SUMMARY OF PROPOSALS
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
PRINCIPAL STOCKHOLDERS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATED PARTY TRANSACTIONS
COMPANY PERFORMANCE
Comparison of Cumulative Total Return Among Peregrine Systems, the S&P 500 Index, and the Goldman Sachs Software Index
OTHER MATTERS
ANNEX A CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF PEREGRINE SYSTEMS, INC.
PROXY FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PEREGRINE SYSTEMS, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 11, 2001